Exhibit T3A.2.24

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/28/2001 010676134 - 3474265

CERTIFICATE OF INCORPORATION

OF

MAXI DRUG NORTH, INC.

FIRST:          The name of the Corporation is Maxi Drug North, Inc.

SECOND:      The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent at such address is Corporation Service Company.

THIRD:         The nature of the business and purposes to be conducted or promoted by the Corporation are as follows:

To own and operate pharmacies and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, whether or not related to the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under such Law.

FOURTH:     The total number of shares of capital stock which the Corporation has authority to issue is 3,000 shares of Common Stock with $0.01 par value per share.

FIFTH:          The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address

Julianne M. Ells	Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109

SIXTH:         In furtherance and not in limitation of powers conferred by statute, it is further provided:

(a)          Election of directors need not be by written ballot unless so provided in the By-Laws of the Corporation.

(b)          The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH:    The Corporation shall have and may exercise, to the fullest extent permitted by Delaware law, and as provided in the By-laws as in effect from time to time, the power to indemnify its officers, directors, employees and agents, and persons acting at the request of the Corporation as directors, officers, partners, members, trustees, employees or agents of other entities, whether corporations, partnerships, joint ventures, limited liability companies, trusts or other enterprises, or non-profit entities.

EIGHTH:      No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the state of Delaware as in effect when such breach occurred. Neither the amendment nor repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall reduce, eliminate or adversely affect the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to the effectiveness of such amendment, repeal or adoption.

NINTH:        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand on December 28, 2001.

/s/ Julianne M. Ells
Julianne M. Ells
Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 05:03 PM 05/27/2003 FILED 02:41 PM 05/27/2003 SRV 030343347 - 3474265 FILE

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

Maxi Drug North, Inc.

The Board of Directors of:

Maxi Drug North, Inc.	,
a Delaware corporation, on this 27th day of May , 2003, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is, 615 South DuPont Highway, in the City of Dover, County of Kent, DE 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

Maxi Drug North, Inc.	, a
Delaware corporation, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President-Finance this 27th day of May     , 2003.

/s/ Randy Wyrofsky
Name:	Randy Wyrofsky
Title:	Vice President-Finance

State of Delaware Secretary of State Division of Corporations Delivered 10:39 PM 09/26/2005 FILED 08:55 PM 09/26/2005 SRV 050788069 - 3474265 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of  Maxi Drug North, Inc.                , a Delaware Corporation, on this 21st           day of September           , A.D. 05         , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is                             Corporation Trust Center                                    1209 Orange                    Street, in the City of              Wilmington             , County of       New Castle              Zip Code         19801      .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is           THE CORPORATION         TRUST COMPANY                                                                         .

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 21st                day of September                     , A.D., 05         .

By:	/s/ K. Betzger
Authorized Officer

Name:	Kristen Betzger
Print or Type

Title:	Vice President